Exhibit 99.1
The First Bancshares, Inc. Reports Results for Fourth Quarter ended December 31, 2024
HATTIESBURG, Miss.--(BUSINESS WIRE)--January 28, 2025--The First Bancshares, Inc. (“FBMS” or “the Company”) (NYSE: FBMS), holding company for The First Bank (“the Bank”), (www.thefirstbank.com) reported today financial results for the quarter ended December 31, 2024.
Highlights for the quarter:
•Net income available to common shareholders totaled $18.3 million for the quarter ended December 31, 2024, representing a decrease of 1.5% when compared to $18.6 million for the quarter ended September 30, 2024. The Company recorded $1.1 million provision for credit losses for the quarter ended December 31, 2024 and $1.0 million provision for credit losses for the quarter ended September 30, 2024.
•Excluding one-time items detailed in the tables located in the appendix of this release, net earnings available to common shareholders, operating (non-GAAP) decreased $0.2 million, or 1.1% to $20.3 million for the quarter ended December 31, 2024 as compared to $20.5 million for the quarter ended September 30, 2024.
•For the quarter ended December 31, 2024, total loans increased $88.6 million, or 6.7%, on an annualized basis, as compared to the quarter ended September 30, 2024.
•Annualized net interest margin increased 4 basis points to 3.37% for the quarter ended December 31, 2024 from 3.33% for the quarter ended September 30, 2024.
•Core net interest margin (non-GAAP) increased 7 basis points during the quarter ended December 31, 2024 from 3.26% to 3.33%.
•Cost of deposits averaged 178 basis points for the fourth quarter of 2024 compared to 183 basis points for the third quarter 2024.
•Past due loans to total loans were $21.8 million or 0.40% for the quarter ending December 31, 2024, compared to $22.8 million, or 0.43% for the quarter ending September 30, 2024, and $20.8 million, or 0.40% for the quarter ending June 30, 2024.
•Annualized quarter-to-date net charge-offs and recoveries to total loans were $0.6 million, or 0.04% for the quarter ended December 31, 2024, compared to $0.4 million, or 0.03% for the quarter ended September 30, 2024, and compared to $0.8 million, or 0.06% for the quarter ended December 31, 2023.
•Nonperforming assets of $29.9 million to total assets was 0.37% for the quarter ended December 31, 2024, compared to $25.1 million, or 0.31% for the quarter ended September 30, 2024, and $20.2 million, or 0.25% for the quarter ended December 31, 2023.
•On July 29, 2024, the Company entered into a definitive merger agreement (the "Merger Agreement") with Renasant Corporation ("Renasant"), the holding company for Renasant Bank, whereby the Company will merge with and into Renasant, with Renasant continuing as the surviving corporation, and immediately thereafter, the Bank will merge with and into Renasant Bank (collectively, the "Merger"). Subject to the terms and conditions of the Merger Agreement, the companies will combine in an all-stock transaction in which all shareholders of the Company will receive 1.00 share of Renasant common stock for each share of Company common stock. The Merger has been approved by each company's board of directors and shareholders and is expected to close in the first half of 2025. Completion of the Merger is subject to customary closing conditions, including the receipt of required regulatory approvals.
Highlights for the year:
•In the year-over-year comparison, net income available to common shareholders increased $1.7 million, or 2.3%, from $75.5 million for the year ended December 31, 2023 to $77.2 million for the same period ended December 31, 2024.

•Total loans increased $237.2 million for the year ended December 31, 2024, representing net growth of 4.6%, as compared to the same period ended December 31, 2023.
•Past due loans of $21.8 million to total loans was 0.40% for the year ended December 31, 2024, compared to $11.7 million, or 0.23% for the same period ended December 31, 2023.
•Total deposits increased $142.0 million, or 2.2%, from $6.463 billion for the year ended December 31, 2023 to $6.605 billion for the same period ended December 31, 2024.

M. Ray “Hoppy” Cole, Jr., President, and Chief Executive Officer, commented, “We are pleased with our fourth quarter performance, which was characterized by strong loan growth, core net interest margin expansion and in line operating results. This performance is the result of the hard work and commitment of our associates in building a high performing southeastern bank franchise.

Two thousand twenty-four was a pivotal year in the history of our company with the announcement of the Merger. We are excited about this strategic partnership and the opportunities it presents for us to continue to build value for all our stakeholders.”

Quarterly Earnings
Net income available to common shareholders totaled $18.3 million for the quarter ended December 31, 2024, a decrease of $0.3 million, or 1.5%, when compared to $18.6 million for the quarter ended September 30, 2024.
Excluding one-time items detailed in the tables included with this press release, net earnings available to common shareholders, operating (non-GAAP) decreased $0.2 million, or 1.1%, to $20.3 million for quarter ended December 31, 2024 as compared to $20.5 million for the quarter ended September 30, 2024.
The Company recorded a provision for credit losses of $1.1 million for the quarter ended December 31, 2024 and $1.0 million for the quarter ended September 30, 2024.
Earnings Per Share
For the fourth quarter of 2024, diluted earnings per share were $0.58 compared to $0.59 for the third quarter of 2024 and $0.35 for the fourth quarter of 2023.
Diluted earnings per share, operating (non-GAAP) were $0.64 for the fourth quarter of 2024 compared to $0.65 for the third quarter of 2024 and $0.59 for the fourth quarter of 2023.
Balance Sheet
Consolidated assets increased $38.3 million to $8.005 billion at December 31, 2024 from $7.966 billion at September 30, 2024. Loans increased $88.6 million, and cash increased $6.3 million for the quarterly comparison.
Total loans were $5.407 billion for the quarter ended December 31, 2024, as compared to $5.319 billion for the quarter ended September 30, 2024, and $5.170 billion for the quarter ended December 31, 2023, representing an increase of $88.6 million, or 1.7%, for the sequential quarter comparison, and $237.2 million, or 4.6%, for the prior year quarterly comparison.
Total deposits were $6.605 billion for the quarter ended December 31, 2024, as compared to $6.561 billion for the quarter ended September 30, 2024, and $6.463 billion for the quarter ended December 31, 2023, representing an increase of $44.1 million, or 0.7%, for the sequential quarter comparison, and an increase of $142.0 million, or 2.2%, for the prior year quarterly comparison.
Book value per share decreased to $31.95 at December 31, 2024 from $32.11 at September 30, 2024.
Tangible book value per share (non-GAAP) decreased $0.09 to $21.41 at December 31, 2024 from $21.50 at September 30, 2024. The balance in accumulated other comprehensive loss increased $17.5 million to $109.6 million at December 31, 2024 from $92.1 million at September 30, 2024.

Asset Quality
Nonperforming assets totaled $29.9 million at December 31, 2024, an increase of $4.8 million compared to $25.1 million at September 30, 2024 and an increase of $9.7 million compared to $20.2 million at December 31, 2023.
Nonaccrual loans totaled $20.3 million, an increase of $4.1 million as compared to September 30, 2024 and an increase of $9.6 million as compared to December 31, 2023.
The ratio of the allowance for credit losses (ACL) to total loans was 1.04% at December 31, 2024, 1.05% at September 30, 2024 and 1.05% at December 31, 2023. The ratio of annualized net charge-offs (recoveries) to total loans was 0.04% for the quarter ended December 31, 2024 compared to 0.03% for the quarter ended September 30, 2024 and 0.06% for the quarter ended December 31, 2023.
Fourth Quarter 2024 vs Third Quarter 2024 Earnings Comparison
Net income available to common shareholders for the fourth quarter of 2024 decreased $0.3 million to $18.3 million compared to $18.6 million for the third quarter of 2024.
Excluding one-time items detailed in the tables included with this press release, net earnings available to common shareholders, operating (non-GAAP) decreased $0.2 million, or 1.1%, to $20.3 million for quarter ended December 31, 2024 as compared to $20.5 million for the quarter ended September 30, 2024.
Net interest income for the fourth quarter of 2024 was $60.1 million as compared to $59.0 million for the third quarter of 2024, an increase of $1.1 million. The increase was largely due to the decrease in interest expense of $1.1 million.
Fourth quarter 2024 net interest margin of 3.37% included 9 basis points related to purchase accounting adjustments compared to 3.33% for the third quarter in 2024, which included 11 basis points related to purchase accounting adjustments.
Core net interest margin (non-GAAP) increased 7 basis points to 3.33% for the fourth quarter of 2024 from 3.26% for the third quarter of 2024.
Investment securities totaled $1.646 billion, or 20.6% of total assets at December 31, 2024, compared to $1.715 billion, or 21.5% of total assets at September 30, 2024. The average balance of investment securities decreased $21.4 million in sequential-quarter comparison. The average tax equivalent yield on investment securities (non-GAAP) decreased 4 basis points to 2.52% from 2.56% in sequential-quarter comparison. The investment portfolio had a net unrealized loss of $115.7 million at December 31, 2024 as compared to a net unrealized loss of $91.6 million at September 30, 2024.
The average yield on all earning assets (non-GAAP) decreased in sequential-quarter comparison from 5.27% to 5.25%. Interest expense on average interest bearing liabilities decreased 7 basis points from 2.72% for the third quarter of 2024 to 2.65% for the fourth quarter of 2024.
Cost of all deposits averaged 178 basis points for the fourth quarter of 2024 compared to 183 basis points for the third quarter of 2024. This decrease was a result of lower interest rates and decreased competition for deposits.
Non-interest income decreased $0.7 million from $12.2 million in the third quarter of 2024 to $11.5 million in the fourth quarter of 2024, primarily attributable to lower service charges, fees and a loss on investments totaling $1.1 million, partially offset by an award from U.S. Treasury of $0.3 million.
Non-interest expense for the fourth quarter of 2024 was $48.4 million compared to $46.4 million for the third quarter of 2024, an increase of $2.0 million. The increase is primarily attributable to an increase in salaries and employee benefits of $2.3 million and an increase in other expenses of $1.5 million, partially offset by a decrease in acquisition expense of $1.8 million. Included in the increase in salary expense is $1.9 million in accelerated vesting on restricted stock grants related to the merger.
Fourth Quarter 2024 vs. Fourth Quarter 2023 Earnings Comparison
Net income available to common shareholders for the fourth quarter of 2024 totaled $18.3 million compared to $11.0 million for the fourth quarter of 2023, an increase of $7.3 million or 65.6%. This increase was partially attributable to $6.4 million increase in loan interest and fees and the pre-tax loss of $9.7 million on the sale of $123.0 million in available-for-

sale securities in 2023, partially offset by an increase in salary expense of $3.8 million, a decrease in the accretion of purchase accounting adjustments of $1.6 million and other one-time items detailed in the tables included with this press release.
Excluding one-time items detailed in the tables included with this press release, net earnings available to common shareholders, operating (non-GAAP) increased $1.5 million, or 8.25%, to $20.3 million for the quarter ended December 31, 2024, as compared to $18.7 million for the quarter ended December 31, 2023.
Net interest income for the fourth quarter of 2024 was $60.1 million, an increase of $2.5 million or 4.3% when compared to the fourth quarter of 2023. FTE net interest income (non-GAAP) totaled $61.1 million and $58.7 million for the fourth quarter of 2024 and 2023, respectively. The increase was largely due to increased loan income, partially offset by a decrease in investment income and increase in the costs of deposits.
Fourth quarter of 2024 net interest margin was 3.37%, which included 9 basis points related to purchase accounting adjustments compared to 3.28% for the same quarter in 2023, which included 19 basis points related to purchase accounting adjustments. Excluding the purchase accounting adjustments, the core net interest margin (non-GAAP) increased 19 basis points in prior year quarterly comparison primarily due to a decrease in rates on interest bearing liabilities.
Non-interest income increased $9.2 million for the fourth quarter of 2024 as compared to the fourth quarter of 2023. This increase was attributed to the loss on sale of available for sale investment securities of $9.7 million in 2023.
Fourth quarter 2024 non-interest expense was $48.4 million, an increase of $3.9 million, or 8.9% as compared to the fourth quarter of 2023. This increase was primarily attributable to an increase of $3.8 million in salary expense with $1.9 million in accelerated vesting on restricted stock grants related to the Merger.
Investment securities totaled $1.646 billion, or 20.6% of total assets at December 31, 2024, compared to $1.735 billion, or 21.7% of total assets at December 31, 2023. For the fourth quarter of 2024 compared to the fourth quarter of 2023, the average balance of investment securities decreased $129.0 million. The average tax equivalent yield on investment securities (non-GAAP) increased 15 basis points to 2.52% from 2.37% in the prior year quarterly comparison. The investment portfolio had a net unrealized loss of $115.7 million at December 31, 2024 as compared to a net unrealized loss of $121.9 million at December 31, 2023.
The average yield on all earning assets increased 21 basis points in prior year quarterly comparison, from 5.04% for the fourth quarter of 2023 to 5.25% for the fourth quarter of 2024. Interest expense on average interest bearing liabilities increased 18 basis points from 2.47% for the fourth quarter of 2023 to 2.65% for the fourth quarter of 2024.
Cost of all deposits averaged 178 basis points for the fourth quarter of 2024 compared to 154 basis points for the fourth quarter of 2023.

Year-to-Date Earnings Comparison

In the year-over-year comparison, net income available to common shareholders increased $1.7 million, or 2.3%, from $75.5 million for the year ended December 31, 2023, to $77.2 million for the same period ended December 31, 2024.

Excluding one-time items detailed in the tables included with this press release, net earnings available to common shareholders, operating (non-GAAP) decreased $15.4 million, or 15.9%, to $81.4 million for the year ended December 31, 2024 as compared to $96.7 million for the same period ended December 31, 2023.

Net interest income was $234.3 million for the twelve months ended December 31, 2024, a decrease of $15.1 million as compared to the same period ended December 31, 2023, primarily due to an increase in interest expense on deposits partially offset by an increase in loan interest income.

Non-interest income was $49.8 million for the year ended December 31, 2024, an increase of $3.1 million as compared to the same period ended December 31, 2023. This increase was attributed to the loss on sale of available for sale investment securities of $9.7 million in 2023, partially offset by the U.S. Treasury award of $6.2 million received in 2023.

Non-interest expense was $182.3 million for the year ended December 31, 2024, a decrease of $2.5 million as compared to the same period ended December 31, 2023. The decrease was partially attributable to $12.2 million decrease in acquisition and other expenses partially offset by an increase of $8.7 million in salary expense.

Declaration of Cash Dividend
The Company announced that its Board of Directors declared a cash dividend of $0.25 per share, to be paid on its common stock on February 26, 2025 to shareholders of record as of the close of business on February 10, 2025.
About The First Bancshares, Inc.
The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First Bank (“The First”). Founded in 1996, The First has operations in Mississippi, Louisiana, Alabama, Florida, and Georgia. The Company’s stock is traded on the NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.
Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. This press release includes pre-tax, pre-provision operating earnings, FTE net interest income, FTE net interest margin, core net interest margin, FTE average yield on investment securities, FTE average yield on all earning assets, total tangible common equity, tangible book value per common share, net earnings available to common shareholders, operating, diluted earnings per share, operating, efficiency ratio, operating and certain ratios derived from these non-GAAP financial measures. The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the periods presented in this press release. Fully-tax equivalent, or "FTE", financial metrics are measures used by management to evaluate the corresponding GAAP financial metrics in a manner that takes into account the tax benefits associated with income sources that are exempt from state or federal taxes. Core net interest margin is used by management to measure the net return on earnings assets, which includes investment securities, loans, and leases but excludes certain income and expense items that the Company's management considers to be non-core/adjusted in nature. Similarly, "operating" financial metrics, including operating efficiency ratio and operating earnings per share, are used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Management uses "tangible" financial metrics, including tangible common equity and tangible book value, to measure the value of the Company's assets net of intangible assets, such as goodwill. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented, and other bank holding companies may define or calculate these measures differently. These non-GAAP financial measures should not be considered in isolation and do not purport to be an alternative to net income, earnings per share, net interest income, book value, net interest margin, common equity, net earnings available to common shareholders, diluted earnings per share, efficiency ratio, average yield on investment securities, average yield on all earning assets, or other GAAP financial measures as a measure of operating performance. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is provided in this press release following the Condensed Consolidated Financial Information (unaudited).
Forward Looking Statements
This news release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential,” “positioned” and other similar words and expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risk and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: (1) competitive pressures among financial institutions increasing significantly; (2) prevailing, or changes in, economic or political conditions, either nationally or locally, particularly in areas in which the Company conducts operations, including the effects of declines in the real estate market, high unemployment rates, inflationary pressure, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; (3) interest rate risk, including the effects of changes in interest rates; (4) developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; (5) changes in applicable laws, rules, or regulations; (6) risks related to the Company’s recently completed acquisitions, and risks related to the Merger, including the fluctuations of the market value of the consideration to be paid to the Company's shareholders in the Merger, the risks related to combining our businesses, expenses related to the Merger and integration of the combined entity, the risks that the Merger may not occur, and the risk of litigation related to the Merger; (7) changes in management’s plans for the future; (8) credit risk associated with our lending activities; (9) changes in loan demand, real estate values, or competition; (10) changes in accounting principles, policies, or guidelines; (11) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company's participation in and execution of government programs related to the COVID-19 pandemic and related variants; (12) higher inflation and its impacts; (13) significant turbulence or disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; (14) potential impacts of the adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; (15) the effects of war or other conflicts including the impacts relating to or resulting from Russia's military action in Ukraine or the conflict in Israel and surrounding areas, and (16) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.
These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the SEC, which are available on the SEC’s website, http://www.sec.gov. Undue reliance should not be placed on forward-looking statements. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

THE FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (Dollars in thousands except per share data)
EARNINGS DATA	Quarter Ended 12/31/24	Quarter Ended 9/30/24	Quarter Ended 6/30/24	Quarter Ended 3/31/24	Quarter Ended 12/31/23
Total Interest Income	$93,584	$93,561	$91,027	$91,663	$88,720
Total Interest Expense	33,464	34,547	33,233	34,322	31,055
Net Interest Income	60,120	59,014	57,794	57,341	57,665
Net Interest Income excluding PPP Fee Income	60,120	59,010	57,793	57,340	57,664
FTE net interest income*	61,074	60,004	58,797	58,339	58,651
Provision for credit losses	1,140	1,000	1,650	—	1,250
Non-interest income	11,522	12,242	13,319	12,679	2,346
Non-interest expense	48,368	46,394	44,089	43,425	44,433
Earnings before income taxes	22,134	23,862	25,374	26,595	14,328
Income tax expense	3,836	5,291	5,677	5,967	3,281
Net income available to common shareholders	$18,298	$18,571	$19,697	$20,628	$11,047

PER COMMON SHARE DATA
Basic earnings per share	$0.58	$0.59	$0.62	$0.66	$0.35
Diluted earnings per share	0.58	0.59	0.62	0.65	0.35
Diluted earnings per share, operating*	0.64	0.65	0.63	0.65	0.59
Quarterly dividends per share	0.25	0.25	0.25	0.25	0.24
Book value per common share at end of period	31.95	32.11	30.83	30.45	30.22
Tangible book value per common share at period end*	21.41	21.50	20.15	19.70	19.35
Market price at end of period	35.00	32.13	25.98	25.95	29.33
Shares outstanding at period end	31,470,782	31,511,260	31,525,232	31,528,748	31,399,803
Weighted average shares outstanding:
Basic	31,501,398	31,516,823	31,527,592	31,475,254	31,401,612
Diluted	31,658,617	31,713,385	31,679,827	31,630,745	31,587,506

AVERAGE BALANCE SHEET DATA
Total assets	$7,958,881	$7,944,553	$7,939,783	$8,005,574	$7,917,303
Loans and leases	5,350,549	5,288,321	5,202,006	5,158,071	5,145,228
Total deposits	6,512,395	6,560,761	6,625,500	6,599,287	6,440,774
Total common equity	1,014,793	975,359	963,445	952,708	901,530
Total tangible common equity*	681,706	639,891	625,586	612,470	558,889

SELECTED RATIOS
Annualized return on avg assets (ROA)	0.92%	0.94%	0.99%	1.03%	0.56%
Annualized return on avg assets, operating*	1.02%	1.03%	1.01%	1.03%	0.95%
Annualized pre-tax, pre-provision, operating*	1.30%	1.38%	1.38%	1.33%	1.31%
Annualized return on avg common equity, operating*	8.00%	8.41%	8.29%	8.66%	8.32%
Annualized return on avg tangible common equity, operating*	11.90%	12.82%	12.76%	13.48%	13.41%
Average loans to average deposits	82.16%	80.61%	78.51%	78.16%	79.89%
FTE Net Interest Margin*	3.43%	3.38%	3.32%	3.26%	3.33%
Efficiency Ratio	66.63%	64.22%	61.14%	61.15%	72.84%
Efficiency Ratio, operating*	62.84%	60.63%	60.65%	61.14%	62.00%
*See reconciliation of Non-GAAP financial measures
CREDIT QUALITY
Allowance for credit losses (ACL) as a % of total loans	1.04%	1.05%	1.05%	1.05%	1.05%
Nonperforming assets to tangible equity + ACL	4.09%	3.42%	3.05%	2.72%	3.05%
Nonperforming assets to total loans + OREO	0.55%	0.47%	0.40%	0.36%	0.39%
Annualized QTD net charge-offs (recoveries) to total loans	0.045%	0.033%	0.036%	0.006%	0.061%

THE FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
BALANCE SHEET	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$220,411	$214,135	$207,606	$339,964	$355,147
Securities available for sale	1,003,303	1,060,014	1,118,861	1,085,517	1,039,322
Securities held to maturity	582,939	602,328	607,502	622,574	654,539
Equity securities	15,684	8,383	5,601	3,051	3,043
Other investments	44,168	44,003	39,293	34,094	37,754
Total investment securities	1,646,094	1,714,728	1,771,257	1,745,236	1,734,658
Loans held for sale	3,687	2,987	5,892	4,241	2,914
Total loans	5,407,231	5,318,590	5,250,893	5,139,952	5,170,042
Allowance for credit losses	(56,205)	(55,700)	(55,133)	(53,959)	(54,032)
Loans, net	5,351,026	5,262,890	5,195,760	5,085,993	5,116,010
Premises and equipment	176,900	177,652	179,289	181,194	182,162
Other Real Estate Owned	7,874	7,314	6,356	6,743	8,320
Goodwill and other intangibles	331,798	334,178	336,561	338,946	341,332
Other assets	266,988	252,571	263,079	261,442	258,802
Total assets	$8,004,778	$7,966,455	$7,965,800	$7,963,759	$7,999,345

Liabilities and Shareholders’ Equity
Non-interest bearing deposits	$1,796,685	$1,796,746	$1,870,305	$1,836,952	$1,849,013
Interest-bearing deposits	4,808,171	4,763,966	4,755,812	4,873,403	4,613,859
Total deposits	6,604,856	6,560,712	6,626,117	6,710,355	6,462,872
Borrowings	210,000	207,500	182,400	110,000	390,000
Subordinated debentures	123,731	123,645	123,558	123,472	123,386
Other liabilities	60,760	62,915	61,840	60,020	74,053
Total liabilities	6,999,347	6,954,772	6,993,915	7,003,847	7,050,311
Total shareholders’ equity	1,005,431	1,011,683	971,885	959,912	949,034
Total liabilities and shareholders’ equity	$8,004,778	$7,966,455	$7,965,800	$7,963,759	$7,999,345

THE FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Three Months Ended
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Interest Income:
Loans, including fees	$80,790	$80,123	$76,269	$76,172	$74,357
Investment securities	10,656	10,989	11,833	11,248	10,803
Accretion of purchase accounting adjustments	1,609	2,008	2,067	2,627	3,235
Other interest income	529	441	858	1,616	325
Total interest income	93,584	93,561	91,027	91,663	88,720
Interest Expense:
Deposits	28,850	29,763	29,247	29,182	24,489
Borrowings	2,695	2,607	1,956	3,022	4,500
Subordinated debentures	1,774	1,961	1,814	1,887	1,807
Accretion of purchase accounting adjustments	145	216	216	231	259
Total interest expense	33,464	34,547	33,233	34,322	31,055
Net interest income	60,120	59,014	57,794	57,341	57,665
Provision for credit losses	1,140	1,000	1,650	—	1,250
Net interest income after provision for credit losses	58,980	58,014	56,144	57,341	56,415

Non-interest Income:
Service charges on deposit accounts	3,495	3,709	3,334	3,367	3,447
Mortgage Income	751	927	972	704	582
Interchange Fee Income	4,366	4,460	4,893	4,195	4,593
Gain (Loss) on securities, net	(300)	225	14	(48)	(9,670)
Treasury Awards	280	—	—	—	—
Loss on sale of premises and equipment	(2)	(344)	163	—	(524)
Other charges and fees	2,932	3,265	3,943	4,461	3,918
Total non-interest income	11,522	12,242	13,319	12,679	2,346

Non-interest Expense:
Salaries and employee benefits	27,469	25,131	25,045	24,508	23,717
Occupancy expense	5,992	5,659	5,490	5,714	5,688
FDIC/OCC premiums	1,014	973	1,020	1,008	1,263
Marketing	198	49	59	139	71
Amortization of core deposit intangibles	2,380	2,384	2,385	2,385	2,385
Other professional services	890	1,457	2,028	1,833	2,309
Acquisition and charter conversion charges	788	2,592	352	8	593
Other non-interest expense	9,637	8,149	7,710	7,830	8,407
Total non-interest expense	48,368	46,394	44,089	43,425	44,433
Earnings before income taxes	22,134	23,862	25,374	26,595	14,328
Income tax expense	3,836	5,291	5,677	5,967	3,281
Net income available to common shareholders	$18,298	$18,571	$19,697	$20,628	$11,047

Diluted earnings per common share	$0.58	$0.59	$0.62	$0.65	$0.35
Diluted earnings per common share, operating*	$0.64	$0.65	$0.63	$0.65	$0.59

*See reconciliation of Non-GAAP financial measures

THE FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Year to Date
	2024	2023
Interest Income:
Loans, including fees	$313,349	$276,817
PPP loan fee income	5	210
Investment securities	44,726	43,939
Accretion of purchase accounting adjustments	8,311	17,514
Other interest income	3,444	2,453
Total interest income	369,835	340,933
Interest Expense:
Deposits	117,042	70,599
Borrowings	10,280	12,279
Subordinated debentures	7,436	7,970
Amortization of purchase accounting adjustments	808	760
Total interest expense	135,566	91,608
Net interest income	234,269	249,325
Provision for credit losses	3,790	14,500
Net interest income after provision for credit losses	230,479	234,825

Non-interest Income:
Service charges on deposit accounts	13,905	14,175
Mortgage Income	3,354	2,866
Interchange Fee Income	17,914	18,914
(Loss) gain on securities, net	(109)	(9,716)
Treasury Awards	280	6,197
(Loss) gain on sale of premises and equipment	(183)	—
Other charges and fees	14,601	14,269
Total non-interest income	49,762	46,705

Non-interest expense:
Salaries and employee benefits	102,153	93,412
Occupancy expense	22,855	21,368
FDIC/OCC premiums	4,015	3,849
Marketing	445	833
Amortization of core deposit intangibles	9,534	9,563
Other professional services	6,208	6,446
Acquisition & charter conversion charges	3,740	9,075
Other non-interest expense	33,326	40,180
Total Non-interest expense	182,276	184,726
Earnings before income taxes	97,965	96,804
Income tax expense	20,771	21,347
Net income available to common shareholders	77,194	75,457

Diluted earnings per common share	$2.44	$2.39
Diluted earnings per common share, operating*	$2.57	$3.06
*See reconciliation of Non-GAAP financial measures

THE FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (Dollars in thousands)
COMPOSITION OF LOANS	December 31, 2024	Percent of Total	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	Percent of Total
Commercial, financial and agricultural	$709,996	13.1%	$716,391	$710,808	$737,511	$765,422	14.8%
Real estate – construction	592,304	10.9%	625,521	639,931	633,804	629,660	12.2%
Real estate – commercial	2,554,154	47.2%	2,472,332	2,435,853	2,356,552	2,377,864	45.8%
Real estate – residential	1,481,090	27.4%	1,431,342	1,387,102	1,330,589	1,311,395	25.4%
Lease Financing Receivable	2,231	—%	1,915	1,749	1,794	1,292	—%
Obligations of States & subdivisions	25,373	0.5%	25,905	27,286	28,541	29,316	0.6%
Consumer	42,083	0.8%	45,184	48,164	51,161	55,094	1.1%
Loans held for sale	3,687	0.1%	2,987	5,892	4,241	2,914	0.1%
Total loans	$5,410,918	100%	$5,321,577	$5,256,785	$5,144,193	$5,172,957	100.0%

COMPOSITION OF DEPOSITS	December 31, 2024	Percent of Total	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	Percent of Total
Non-interest bearing	$1,796,685	27.2%	$1,796,746	$1,870,305	$1,836,952	$1,849,013	28.6%
NOW and other	1,963,776	29.7%	2,002,693	2,075,566	2,135,343	1,914,792	29.6%
Money Market/Savings	1,542,787	23.4%	1,566,648	1,573,194	1,656,688	1,623,311	25.1%
Time Deposits of less than $250,000	1,016,207	15.4%	921,056	825,460	816,153	813,877	12.6%
Time Deposits of $250,000 or more	285,401	4.3%	273,569	281,591	265,219	261,879	4.1%
Total Deposits	$6,604,856	100%	$6,560,712	$6,626,116	$6,710,355	$6,462,872	100.0%

ASSET QUALITY DATA	December 31, 2024		September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Nonaccrual loans	$20,338		$16,284	$13,553	$10,961	$10,691
Loans past due 90 days and over	1,641		1,455	1,174	687	1,163
Total nonperforming loans	21,979		17,739	14,727	11,648	11,854
Other real estate owned	7,874		7,314	6,356	6,743	8,320
Total nonperforming assets	$29,853		$25,053	$21,083	$18,391	$20,174

Nonperforming assets to total assets	0.37%		0.31%	0.26%	0.23%	0.25%
Nonperforming assets to total loans + OREO	0.55%		0.47%	0.40%	0.36%	0.39%
ACL to nonperforming loans	255.72%		314.00%	374.37%	463.25%	455.81%
ACL to total loans	1.04%		1.05%	1.05%	1.05%	1.05%

Qtr-to-date net charge-offs (recoveries)	$603		$433	$476	$73	$783
Annualized QTD net chg-offs (recs) to loans	0.045%		0.033%	0.036%	0.006%	0.061%

THE FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

Yield	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
Analysis	December 31, 2024			September 30, 2024			June 30, 2024			March 31, 2024			December 31, 2023
		Tax			Tax			Tax			Tax			Tax
	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/
	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate
Taxable securities	$1,246,303	$7,765	2.49%	$1,269,082	$8,064	2.54%	$1,328,780	$8,868	2.67%	$1,342,644	$8,303	2.47%	$1,375,695	$7,892	2.29%
Tax-exempt securities	446,768	3,845	3.44%	445,376	3,915	3.52%	458,752	3,968	3.46%	468,432	3,944	3.37%	446,348	3,897	3.49%
Total investment securities	1,693,071	11,610	2.74%	1,714,458	11,979	2.79%	1,787,532	12,836	2.87%	1,811,076	12,247	2.70%	1,822,043	11,789	2.59%
Int bearing dep in other banks	85,240	528	2.48%	92,122	441	1.92%	99,290	858	3.46%	189,785	1,616	3.41%	70,193	325	1.85%
Loans	5,350,549	82,400	6.16%	5,288,321	82,131	6.21%	5,202,006	78,336	6.02%	5,158,071	78,798	6.11%	5,145,228	77,592	6.03%
Total interest earning assets	7,128,860	94,538	5.30%	7,094,901	94,551	5.33%	7,088,828	92,030	5.19%	7,158,932	92,661	5.18%	7,037,464	89,706	5.10%
Other assets	830,021			849,652			850,955			846,642			879,839
Total assets	$7,958,881			$7,944,553			$7,939,783			$8,005,574			$7,917,303

Interest-bearing liabilities:
Deposits	$4,696,337	$28,994	2.47%	$4,740,726	$29,979	2.53%	$4,795,120	$29,463	2.46%	$4,803,277	$29,412	2.45%	$4,533,386	$24,748	2.18%
Borrowed Funds	237,435	2,695	4.54%	214,192	2,607	4.87%	157,045	1,956	4.98%	254,505	3,023	4.75%	361,445	4,500	4.98%
Subordinated debentures	123,682	1,774	5.74%	123,596	1,961	6.35%	123,510	1,814	5.87%	123,424	1,887	6.12%	126,925	1,807	5.69%
Total interest bearing
liabilities	5,057,454	33,464	2.65%	5,078,514	34,547	2.72%	5,075,675	33,233	2.62%	5,181,206	34,322	2.65%	5,021,756	31,055	2.47%
Other liabilities	1,886,634			1,890,680			1,900,663			1,871,660			1,994,017
Shareholders' equity	1,014,793			975,359			963,445			952,708			901,530
Total liabilities and
shareholders' equity	$7,958,881			$7,944,553			$7,939,783			$8,005,574			$7,917,303

Net interest
income (FTE)*		$61,074	2.66%		$60,004	2.61%		$58,797	2.57%		$58,339	2.53%		$58,651	2.63%

Net interest margin (FTE)*			3.43%			3.38%			3.32%			3.26%			3.33%

Core net interest margin*			3.33%			3.26%			3.19%			3.10%			3.14%

*See reconciliation for Non-GAAP financial measures

THE FIRST BANCSHARES, INC and SUBSIDIARIES Reconciliation of Non-GAAP Financial Measures (unaudited) (in thousands except per share data)
	Three Months Ended
Per Common Share Data	Dec 31, 2024	Sept 30, 2024	June 30, 2024	Mar 31, 2024	Dec 31, 2023
Book value per common share	$31.95	$32.11	$30.83	$30.45	$30.22
Effect of intangible assets per share	10.54	10.61	10.68	10.75	10.87
Tangible book value per common share	$21.41	$21.50	$20.15	$19.70	$19.35

Diluted earnings per share	$0.58	$0.59	$0.62	$0.65	$0.35
Effect of acquisition and charter conversion charges	0.02	0.08	0.01	—	0.02
Tax on acquisition and charter conversion charges	(0.01)	(0.02)	—	—	(0.01)
Effect of Treasury awards	0.01	—	—	—	—
Tax on Treasury awards	—	—	—	—	—
Effect on contributions/consulting/advertising related to Treasury awards	(0.01)	—	—	—	—
Tax on contributions/consulting/advertising related to Treasury awards	—	—	—	—	—
Loss on securities repositioning	—	—	—	—	0.31
Tax loss on securities repositioning	—	—	—	—	(0.08)
Restricted stock grant early vesting	0.06	—	—	—	—
Tax on restricted stock grant early vesting	(0.01)	—	—	—	—
Diluted earnings per share, operating	$0.64	$0.65	$0.63	$0.65	$0.59

		Year to Date
		2024		2023
Diluted earnings per share		$2.44		$2.39
Effect of acquisition and charter conversion charges		0.12		0.28
Tax on acquisition and charter conversion charges		(0.03)		(0.07)
Effect of Treasury awards		0.01		(0.20)
Tax on Treasury awards		—		0.05
Effect on contributions/consulting/advertising related to Treasury awards		(0.01)		0.17
Tax on contributions/consulting/advertising related to Treasury awards		—		(0.04)
Initial provision for acquired loans		—		0.34
Tax on initial provision for acquired loans		—		(0.09)
Loss on securities repositioning		—		0.31
Tax loss on securities repositioning		—		(0.08)
Restricted stock grant early vesting		0.06		—
Tax on restricted stock grant early vesting		(0.01)		—
Diluted earnings per share, operating		$2.57		$3.06

		Year to Date
		2024		2023
Net income available to common shareholders		$77,194		$75,457
Acquisition and charter conversion charges		3,740		9,075
Tax on acquisition and charter conversion charges		(942)		(2,296)
Treasury awards		(280)		(6,197)
Tax on Treasury awards		69		1,568
Contributions/consulting/advertising related to Treasury awards		255		5,190
Tax on contributions/consulting/advertising related to Treasury awards		(63)		(1,313)
Initial provision for acquired loans		—		10,727
Tax on initial provision for acquired loans		—		(2,714)
Loss on securities repositioning		—		9,708
Tax loss on securities repositioning		—		(2,457)
Restricted stock grant early vesting		1,882		—
Tax on restricted stock grant early vesting		(467)		—
Net earnings available to common shareholders, operating		$81,388		$96,748

		Three Months Ended
Average Balance Sheet Data		Dec 31, 2024	Sept 30, 2024	June 30, 2024	Mar 31, 2024	Dec 31, 2023
Total average assets	A	$7,958,881	$7,944,553	$7,939,783	$8,005,574	$7,917,303
Total average earning assets	B	7,128,860	7,094,901	7,088,828	7,158,932	7,037,464

Common Equity	C	$1,014,793	$975,359	$963,445	$952,708	$901,530
Less intangible assets		333,087	335,468	337,859	340,238	342,641
Total Tangible common equity	D	$681,706	$639,891	$625,586	$612,470	$558,889

		Three Months Ended
Net Interest Income Fully Tax Equivalent		Dec 31, 2024	Sept 30, 2024	June 30, 2024	Mar 31, 2024	Dec 31, 2023
Net interest income	E	$60,120	$59,014	$57,794	$57,341	$57,665
Tax-exempt investment income		(2,891)	(2,925)	(2,965)	(2,946)	(2,911)
Taxable investment income		3,845	3,915	3,968	3,944	3,897
Net Interest Income Fully Tax Equivalent	F	$61,074	$60,004	$58,797	$58,339	$58,651

Annualized Net Interest Margin	E/B	3.37%	3.33%	3.26%	3.20%	3.28%
Annualized Net Interest Margin, Fully Tax Equivalent	F/B	3.43%	3.38%	3.32%	3.26%	3.33%

Total Interest Income, Fully Tax Equivalent
Total Interest Income	R	$93,584	$93,561	$91,027	$91,663	$88,720
Tax-exempt investment income		(2,891)	(2,925)	(2,965)	(2,946)	(2,911)
Taxable investment income		3,845	3,915	3,968	3,944	3,897
Total Interest Income, Fully Tax Equivalent	G	$94,538	$94,551	$92,030	$92,661	$89,706

Yield on Average Earning Assets	R/B	5.25%	5.27%	5.14%	5.12%	5.04%
Yield on Average Earning Assets, Fully Tax Equivalent	G/B	5.30%	5.33%	5.19%	5.18%	5.10%

Interest Income Investment Securities, Fully Tax Equivalent
Interest Income Investment Securities	S	$10,656	$10,989	$11,833	$11,248	$10,803
Tax-exempt investment income		(2,891)	(2,925)	(2,965)	(2,946)	(2,911)
Taxable investment Income		3,845	3,915	3,968	3,944	3,897
Interest Income Investment Securities, Fully Tax Equivalent	H	$11,610	$11,979	$12,836	$12,246	$11,789

Average Investment Securities	I	$1,693,071	$1,714,458	$1,787,532	$1,811,076	$1,822,043

Yield on Investment Securities	S/I	2.52%	2.56%	2.65%	2.48%	2.37%
Yield on Investment Securities, Fully Tax Equivalent	H/I	2.74%	2.79%	2.87%	2.70%	2.59%

		Three Months Ended
Core Net Interest Margin		Dec 31, 2024	Sept 30, 2024	June 30, 2024	Mar 31, 2024	Dec 31, 2023
Net interest income (FTE)		$61,074	$60,004	$58,797	$58,339	$58,651
Less purchase accounting adjustments		1,609	2,008	2,067	2,627	3,235
Net interest income, net of purchase accounting adj	J	$59,465	$57,996	$56,730	$55,712	$55,416

Total average earning assets		$7,128,860	$7,094,901	$7,088,828	$7,158,932	$7,037,464
Add average balance of loan valuation discount		18,566	20,306	22,341	24,675	27,573
Avg earning assets, excluding loan valuation discount	K	$7,147,426	$7,115,207	$7,111,169	$7,183,607	$7,065,037

Core net interest margin	J/K	3.33%	3.26%	3.19%	3.10%	3.14%

		Three Months Ended
Efficiency Ratio		Dec 31, 2024	Sept 30, 2024	June 30, 2024	Mar 31, 2024	Dec 31, 2023
Operating Expense
Total non-interest expense		$48,368	$46,394	$44,089	$43,425	$44,433
Pre-tax non-operating expenses		(2,925)	(2,592)	(352)	(8)	(594)
Adjusted Operating Expense	L	$45,443	$43,802	$43,737	$43,417	$43,839

Operating Revenue
Net interest income, FTE		$61,074	$60,004	$58,797	$58,339	$58,651
Total non-interest income		11,522	12,242	13,319	12,679	2,346
Pre-tax non-operating items		(280)	—	—	—	9,708
Adjusted Operating Revenue	M	$72,316	$72,246	$72,116	$71,018	$70,705

Efficiency Ratio, operating	L/M	62.84%	60.63%	60.65%	61.14%	62.00%

		Three Months Ended
Return Ratios		Dec 31, 2024	Sept 30, 2024	June 30, 2024	Mar 31, 2024	Dec 31, 2023
Net income available to common shareholders	N	$18,298	$18,571	$19,697	$20,628	$11,047
Acquisition and charter conversion charges		788	2,592	352	8	593
Tax on acquisition and charter conversion charges		(195)	(656)	(89)	(2)	(150)
Treasury awards		(280)	—	—	—	—
Tax on Treasury awards		69	—	—	—	—
Contributions/consulting/advertising related to Treasury awards		255	—	—	—	—
Tax on contributions/consulting/advertising related to Treasury awards		(63)	—	—	—	—
Loss on securities repositioning		—	—	—	—	9,708
Tax loss on securities repositioning		—	—	—	—	(2,457)
Restricted stock grant early vesting		1,882	—	—	—	—
Tax on restricted stock grant early vesting		(467)	—	—	—	—
Net earnings available to common shareholders, operating	O	$20,287	$20,507	$19,960	$20,634	$18,741

		Three Months Ended
Pre-Tax Pre-Provision Operating Earnings		Dec 31, 2024	Sept 30, 2024	June 30, 2024	Mar 31, 2024	Dec 31, 2023
Earnings before income taxes	P	$22,134	$23,862	$25,374	$26,595	$14,328
Acquisition and charter conversion charges		788	2,592	352	8	593
Provision for credit losses		1,140	1,000	1,650	—	1,250
Treasury awards		(280)	—	—	—	—
Contributions/consulting/advertising related to Treasury awards		255	—	—	—	—
Loss on securities repositioning		—	—	—	—	9,708
Restricted stock grant early vesting		1,882	—	—	—	—
Pre-Tax, Pre-Provision Operating Earnings	Q	$25,919	$27,454	$27,376	$26,603	$25,879

Annualized return on avg assets	N/A	0.92%	0.94%	0.99%	1.03%	0.56%
Annualized return on avg assets, oper	O/A	1.02%	1.03%	1.01%	1.03%	0.95%
Annualized pre-tax, pre-provision, oper	Q/A	1.30%	1.38%	1.38%	1.33%	1.31%
Annualized return on avg common equity, oper	O/C	8.00%	8.41%	8.29%	8.66%	8.32%
Annualized return on avg tangible common equity, operating	O/D	11.90%	12.82%	12.76%	13.48%	13.41%

		Three Months Ended
Capital Ratios		Dec 31, 2024*	Sept 30, 2024	June 30, 2024	Mar 31, 2024	Dec 31, 2023
Common equity tier 1 (CET1) ratio		14.5%	12.5%	12.4%	12.2%	12.1%
Leverage (Tier 1) ratio		11.6%	10.3%	10.0%	9.7%	9.7%
Total risk based capital ratio		15.4%	15.4%	15.3%	15.2%	15.0%
Tangible common equity ratio		8.8%	8.9%	8.3%	8.1%	7.9%
*estimated

Contacts

M. Ray “Hoppy” Cole
Chief Executive Officer
Dee Dee Lowery
Chief Financial Officer
(601) 268-8998